Exhibit 21

LIST OF FIRST DATA CORPORATION SUBSIDIARIES

(as of February 19, 2003)

Name of Subsidiary	Jurisdiction of Incorporation
Achex, Inc.	Delaware
American Rapid Corporation	Delaware
Atlantic Bankcard Properties Corporation	North Carolina
Atlantic States Bankcard Association, Inc.	Delaware
B1 PT Services Inc.	Delaware
Banc One Payment Services, L.L.C. *	Delaware
Bankcard Investigative Group Inc.	Delaware
BidPay.com, Inc.	Delaware
BillingZone, LP *	Delaware
Business Office Services, Inc.	Delaware
BZ General Partner, LLC *	Delaware
Call Interactive	Delaware General Partnership
Call Interactive Holdings LLC	Delaware
CallTeleservices, Inc.	Nebraska
CanPay Holdings, Inc.	Delaware
Cardnet Merchant Services Ltd.*	United Kingdom
Cardservice Canada Company	Canada
Cardservice Delaware, Inc.	Delaware
Cardservice International, Inc.	California
Cardservice Omni Limited	United Kingdom
CardSolve International Inc. Solucartes International Inc.	Canada
Carlsbad Holdings, LP	Delaware
CashCall Systems Inc. *	Canada
Casino ATM LLC	Delaware
Casino Credit Services, LLC	Delaware
CCI Acquisition, LLC *	Delaware
Central Credit LLC *	Delaware
CESI Holdings, Inc.	Delaware
Chase Merchant Services, L.L.C. *	Delaware
Christopher C. Varvias & Assoc. Elect. MT S.A. *	Greece
Credit Card Holdings Limited	Ireland
Credit Performance Inc.	Delaware
CUETS/First Data Merchant Partnership *	Ontario
CUETS/First Data Processing Partnership *	Ontario
E Commerce Group Products Inc.	New York
E Commerce Group, Inc.	New York
Eastern States Bankcard Association Inc.	New York
Eastern States Monetary Services, Inc.	New York non-profit
Encorus Holdings Limited *	Ireland
Encorus Hungary L.L.C. *	Hungary
Encorus Payments Limited *	Ireland
Encorus Technologies (Bermuda) Holdings Ltd. *	Bermuda
Encorus Technologies GmbH *	Germany
Encorus Technologies Limited *	Ireland
Encorus U.S., LLC *	Delaware
Encorus UK Limited *	United Kingdom
eONE Global General Partner II, LLC *	Delaware
eONE Global, LLC *	Delaware
eONE Global, LP *	Delaware
FDC International Inc.	Delaware
FDC Offer Corporation *	Delaware
FDFS Holdings, LLC	Delaware

FDMS Mexico Holdings Inc.	Canada
FDMS Partner, Inc.	Delaware
FDR (First Data Resources) Europe B.V.	Netherlands
FDR Interactive Technologies Corporation	New York
FDR Ireland Limited	Delaware
FDR Limited	Delaware
FDR Missouri Inc.	Delaware
FDR Signet Inc.	Delaware
FDR Subsidiary Corp.	Delaware
FDR U.K. Limited	United Kingdom
FEXCO Group *	Ireland
Federated Union Systems, Limited	Ireland
First aSuretee LLC	Delaware
First Data Acquisition Corp.	Canada
First Data Aviation LLC	Delaware
First Data Canada Limited	Ontario
First Data Capital, Inc.	Delaware
First Data Communications Corporation	Delaware
First Data de Mexico, S.A. de C.V.	Mexico
First Data Digital Certificates Inc.	Delaware
First Data Financial Services, L.L.C.	Delaware
First Data GB Limited	United Kingdom
First Data Ibérica, S.A. *	Spain
First Data Integrated Services Inc.	Delaware
First Data Latin America Inc.	Delaware
First Data Loan Company, Canada	Canada
First Data Merchant Services Corporation	Florida
First Data Merchant Services México, S. de R.L. de C.V.	Mexico
First Data Merchant Services Northeast, LLC	Delaware
First Data Merchant Services Southeast, L.L.C.	Delaware
First Data Pittsburgh Alliance Partner Inc.	Delaware
First Data POS, Inc. *	Georgia
First Data Procurements México, S. de R.L. de C.V.	Mexico
First Data Real Estate Holdings L.L.C.	Delaware
First Data Resources Asia-Pacific Limited	Australia
First Data Resources Australasia Limited	Australia
First Data Resources Australia Limited	Australia
First Data Resources Canada, Inc.	Ontario
First Data Resources Holdings Pty Limited	Australia
First Data Resources Inc.	Delaware
First Data Resources Investments Pty Limited	Australia
First Data Resources Limited	United Kingdom
First Data Services Inc.	Maryland
First Data Solutions L.L.C.	Delaware
First Data Technologies, Inc.	Delaware
First Data, L.L.C.	Delaware
First Data/Western Union Foundation	Colorado non-profit
First Financial Bank	Colorado
First Financial Management Corporation	Georgia
FSM Services Inc.	Delaware
Gibbs Management, Inc. *	Delaware
Gift Card Services, Inc.	Oklahoma
Global Cash Access, L.L.C. *	Delaware
GovConnect, Inc. *	Delaware
govONE Solutions, LLC *	Delaware

govONE Solutions, LP *	Delaware
Gratitude Holdings LLC	Delaware
Grupo Din?ico Empresarial, S.A. de C.V.	Mexico
Huntington Merchant Services, L.L.C. *	Delaware
ICVerify, Inc.	Delaware
Initial Merchant Services, LLC	Delaware
Integrated Payment Systems Canada Inc.	Canada
Integrated Payment Systems Inc.	Delaware
International Banking Technologies, LLC	Georgia
IPS Card Solutions, Inc.	Maryland
IPS Holdings Inc.	Delaware
IPS Inc.	Colorado
LawNet, Inc.	New York
LegalTech Inc.	New York
Liberty RMC, LLC	Delaware
Linkpoint International, Inc.	Nevada
Loyaltyco LLC	Delaware
MT Do Brasil Ltda	Brazil
Nihon Card Processing Co., Ltd. *	Japan
NYCE Corporation *	Delaware
Omnipay Limited *	Ireland
Orlandi de Mexico S.A. de C.V.	Mexico
Orlandi Valuta	California
Orlandi Valuta Nacional	Nevada
PayBills.com Inc.	New York
PayCan Holdings, Inc.	Delaware
Paymap Inc.	Delaware
PayPoint Electronic Payment Systems, LLC	Delaware
PaySys Asia, Ltd.	Singapore
PaySys de Costa Rica, S.A.	Costa Rica
PaySys do Brasil Ltda.	Brazil
PaySys Europe, B.V.	Netherlands
PaySys International, Inc.	Florida
PaySys International Limited	Ireland
PaySys International Pty. Ltd.	Australia
PaySys S.A. (PROPRIETARY) Limited	South Africa
PNC Merchant Services Company *	Delaware General Partnership
POS Holdings, Inc. *	California
Postbank POS Transact GmbH	Germany
Publicdatasystems, Inc.	Delaware
QSAT LLC *	Delaware
QuikPlay, LLC *	Delaware
REMITCO LLC	Delaware
Research Park Association, Inc.	Florida not-for-profit
Sagebrush Holdings Inc.	Delaware
Sagetown Holdings Inc.	Delaware
Sageville Holdings LLC	Delaware
Servicio Mexicano de Apoyo, S.C.	Mexico
Servicios de Apoyo GDE, S.A. de C.V.	Mexico
Shared Global Systems, Inc.	Texas
Signet	United Kingdom
Signet Network Services Limited	United Kingdom
Signet Processing, Ltd.	United Kingdom
Southern Telecheck, Inc.	Louisiana
SpeedPay, Inc.	New York

SunTrust Merchant Services, LLC	Delaware
SurePay General Partner, LLC *	Delaware
SurePay, LP *	Delaware
SY Holdings, Inc.	Delaware
TASQ Corporation *	Delaware
TASQ Technology, Inc. *	California
Technology Solutions International, Inc.	Georgia
TeleCheck Acquisition LLC	Delaware
TeleCheck Holdings, Inc.	Georgia
TeleCheck International, Inc.	Georgia
TeleCheck Payment Systems Limited	New Zealand
TeleCheck Pittsburgh/West Virginia, Inc.	Pennsylvania
TeleCheck Services Canada, Inc.	Canada
TeleCheck Services Ontario Limited	Canada
TeleCheck Services, Inc.	Delaware
TeleCheck Services of Puerto Rico, Inc.	Georgia
Tellan Software, Inc.	Delaware
The Joint Credit Card Company Limited	United Kingdom
TRS Recovery Services Inc.	Colorado
Transaction Solutions Holdings, Inc.	Delaware
Transaction Solutions, LLC	Delaware
Unified Merchant Services	Georgia General Partnership
Unified Partner, Inc.	Delaware
Union del Oeste de Costa Rica S.A.	Costa Rica
USPI Canada, Inc.	Ontario
Virtual Financial Services, LLC	Delaware
Wells Fargo Merchant Services, L.L.C. *	Delaware
Western Union Communications, Inc.	Delaware
Western Union Financial Services Argentina S.A.	Argentina
Western Union Financial Services (Australia) Pty. Ltd.	Australia
Western Union Financial Services (Belgium), S.A.	Belgium
Western Union Financial Services (Canada), Inc.	Ontario
Western Union Financial Services International Sarl	France
Western Union Financial Services Eastern Europe Limited	Delaware
Western Union Financial Services (Germany) GmbH	Germany
Western Union Financial Services GmbH	Austria
Western Union Financial Services (Hong Kong) Limited	Hong Kong
Western Union Financial Services International SARL	France
Western Union Financial Services (Italy) SRL	Italy
Western Union Financial Services (Korea) Inc.	Korea
Western Union Financial Services Overseas, Inc.	Delaware
Western Union Financial Services, Inc.	Colorado
Western Union Global Network PTE LTD *	Singapore
Western Union Holdings, Inc.	Georgia
Western Union International Headquarters SARL	France
Western Union MT East *	Russian Federation
Western Union Operations (Belgium) SARL	Belgium
Western Union S.A.	Argentina
WU Trademark Limited	Isle of Man
Yclip, LLC	Delaware

* Entities not wholly owned by FDC

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